UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A/A

Amendment No. 1 to

Form 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

ANGION BIOMEDICA CORP.

(Exact name of registrant as specified in its charter)

Delaware	11-3430072
(State of incorporation or organization)	(I.R.S. Employer
Identification No.)

51 Charles Lindberg Boulevard Uniondale, New York	11553
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class	Name of each exchange on which
to be so registered	each class is to be registered
Common Stock, $0.01 par value	The Nasdaq Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box.  ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. ☐

Securities Act registration statement or Regulation A offering statement file number to which this form relates: 333-252177 (if applicable)

Securities to be registered pursuant to Section 12(g) of the Act:  None

Amendment No. 1 to Form 8-A

The undersigned Registrant hereby amends the cover page and the following Items, exhibits or other portions of its Registration Statement on Form 8-A dated February 2, 2021, to reference The Nasdaq Stock Market LLC.

Item 2.  Exhibits.

Under the Instructions as to Exhibits with respect to Form 8-A, no exhibits are required to be filed because no other securities of the Registrant are registered on The Nasdaq Stock Market LLC and the securities registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this Amendment No. 1 to registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

ANGION BIOMEDICA CORP.

Date: February 4, 2021	By:	/s/ Jay Venkatesan
	Name:	Jay Venkatesan, M.D.
	Title:	President and Chief Executive Officer